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                                                                EXHIBIT 23(n)(i)

                                 WT MUTUAL FUND

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

            This Multiple Class Plan (the "Plan") has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") by a majority of the Board of Trustees of WT Mutual Fund (the "Trust"), including a majority of those Trustees who are not interested persons of the Trust as defined in the 1940 Act (the "Independent Trustees"), with respect to each series of the Trust listed in Appendix A attached hereto (each a "Fund" and, collectively, the "Funds").

            The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund's prospectus and statement of additional information.

            The Trust's Board of Trustees, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.

I. Classes Offered. Each Fund's shares may be divided into Investor (Roxbury), Investor, Institutional or Service shares. Investor (Roxbury) and Investor shares shall be available to all investors and will be sold by the Trust's principal underwriter for the Funds (the "Distributor") and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional and Service shares will be available only to existing Institutional or Service shareholders and to certain other eligible investors as disclosed in each Fund's prospectus.

      A. Investor (Roxbury). Investor (Roxbury) shares shall be offered at the net asset value per share and subject to a shareholder service plan with ongoing shareholder service fees. The shareholder service plan for Investor (Roxbury) shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of the Investor (Roxbury) shares of a Fund to organizations for the provision of certain services provided pursuant to a shareholder service agreement. Investor (Roxbury) shares are not subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

      B. Investor. Investor shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Investor shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Investor shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Investor shares.

                                       1
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      C. Institutional. Institutional shares shall be offered at the net asset value per share. Institutional shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.

      D. Service. Service shares shall be offered at the net asset value per share and subject to a shareholder service plan with ongoing shareholder service fees. The shareholder service plan for Service shares allows for the payment of a shareholder service fee of up to 0.25% of average daily net assets of Service shares of a Fund to organizations for the provision of certain services provided pursuant to a shareholder service agreement.

II. Expense Allocation. All expenses of each Fund shall be allocated among each of the Classes in accordance with Rule 18f-3 under the 1940 Act, except that the fees and expenses incurred by a Fund under a distribution plan or shareholder service plan for any class of shares shall be allocated to the class of shares subject to such plan and the following types of expenses specific to each class shall be allocated to such class:

            1.    transfer agency and other record keeping costs;

            2. Securities and Exchange Commission and blue sky registration or qualification fees;

            3. printing and postage expenses related to printing, preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

            4. audit or accounting fees or expenses relating solely to such class;

            5. the expenses of administrative personnel and services as required to support the shareholders of such class;

            6. litigation or other legal expenses relating solely to such class;

            7. Trustees fees and expenses incurred as a result of issues relating solely to such class; and

            8. other expenses subsequently identified and determined to be properly allocated to such class.

III. Shareholder Services. Other than any shareholder services that may be provided under a shareholder service plan for the Funds, the services offered to shareholders of each class of shares shall be the same.

IV. Conversion Features. None of Investor (Roxbury), Investor, Institutional and Service shares shall automatically convert to shares of another class.

V. Exchange Privileges. Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund (i.e., Institutional shares may be exchanged for Institutional shares of another Fund) at their relative net asset values as set forth in the prospectus of a Fund.

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VI. Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.

VII. Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

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                                 WT MUTUAL FUND

                                   APPENDIX A

                                     TO THE

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

ROXBURY FUNDS

                                         MAXIMUM
                                         INITIAL                                              MAXIMUM
                                          SALES          MAXIMUM         MAXIMUM            SHAREHOLDER
     FUND/SHARE CLASS                    CHARGE           CDSC(1)    RULE 12B-1 FEES       SERVICE FEES
     ----------------                    ------          --------    ---------------       ------------
1.   Roxbury Micro-Cap Fund

     Investor                             None             None            None                0.25%

     Institutional                        None             None            None                None

2.   Roxbury Mid-Cap Fund

     Investor                             None             None            None                0.25%

     Institutional                        None             None            None                None

3.   Roxbury Small-Cap Growth Fund

     Investor                             None             None            None                0.25%

     Institutional                        None             None            None                None

THE WILMINGTON FUNDS

                                             MAXIMUM
                                             INITIAL                                             MAXIMUM
                                              SALES          MAXIMUM         MAXIMUM           SHAREHOLDER
     FUND/SHARE CLASS                        CHARGE          CDSC(2)     RULE 12B-1 FEES      SERVICE FEES
     ----------------                        ------           -----      ---------------      ------------
1.   Wilmington Prime Money Market Fund

     Investor                                 None            None            0.20%(3)             None

     Service                                  None            None             None                0.25%

---------
      (1) Shares of the Roxbury Funds are subject to a 1.00% or 2.00% redemption fee if redeemed or exchanged within the first sixty days after purchase.

      (2) Except with respect to the Prime Money Market, U.S. Government Money Market and Tax-Exempt Money Market Funds, shares of the Wilmington Funds are subject to a 1.00% redemption fee if redeemed or exchanged within the first sixty days after purchase.

      (3) While the Rule 12b-1 distribution plan provides for payment of up to 0.20% of the Fund's average daily net assets, the Board of Trustees has authorized annual payments of up to 0.10% of the average daily net assets of the Fund's Investor shares.

                                      A-1
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2.   Wilmington U.S. Government Money Market Fund

     Investor             None            None         0.20%(2)        None

     Service              None            None         None            0.25%

3.   Wilmington Tax-Exempt Money Market Fund

     Investor             None            None         0.20%(2)        None

     Service              None            None         None            0.25%

4.   Wilmington Short/Intermediate-Term Bond Fund

     Institutional        None            None         None            None

     Investor             2.00%           None         0.25%           None

5    Wilmington Broad Market Bond Fund

     Institutional        None            None         None            None

     Investor             2.00%           None         0.25%           None

6.   Wilmington Short-Term Bond Fund

     Institutional        None            None         None            None

     Investor             2.00%           None         0.25%           None

7.   Wilmington Municipal Bond Fund

     Institutional        None            None         None            None

     Investor             2.00%           None         0.25%           None

8.   Wilmington Multi-Manager Large-Cap Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

9.   Wilmington Multi-Manager Mid-Cap Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

10.  Wilmington Multi-Manager Small-Cap Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

11.  Wilmington Multi-Manager International Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

12.  Wilmington Multi-Manager Real Estate Securities Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

13.  Wilmington Large-Cap Core Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

                                      A-2
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14.  Wilmington Large-Cap Growth Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

15.  Wilmington Large-Cap Value Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

16.  Wilmington Small-Cap Core Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

17.  Wilmington Aggressive Asset Allocation Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

18. Wilmington Moderate Asset Allocation Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

19. Wilmington Conservative Asset allocation Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

20.  Wilmington Mid-Cap Core Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

21.  Wilmington Small-Cap Growth Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

22.  Wilmington Small-Cap Value Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

23.  Wilmington ETF Allocation Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

24.  Wilmington Tax-Managed Cap-Free Fund

     Institutional        None            None         None            None

     Investor             3.50%           None         0.25%           None

Last approved by the Board of Trustees on January 30, 2006.